Exhibit 99.2
Nextdoor Reports Third Quarter 2025 Results
•Revenue of $69 million, +5% year-over-year; Platform WAU of 21.6 million, -3% year-over-year
•GAAP net loss of $13 million; Adjusted EBITDA of $4 million, representing year-over-year margin improvement of 8 percentage points
•Reiterates path to full-year adjusted EBITDA breakeven in FY 2026

SAN FRANCISCO, CA, November 5, 2025 — Nextdoor Holdings, Inc. (NYSE: NXDR), the essential neighborhood network, today reported financial results for the third quarter ended September 30, 2025.

Nextdoor's highlighted metrics for the quarter ended September 30, 2025 include:

•Platform Weekly Active Users (Platform WAU) of 21.6 million decreased 3% year-over-year.
•Revenue of $69 million increased 5% year-over-year.
•Net loss was $13 million, compared to $15 million in the year-ago period.
•Adjusted EBITDA was $4 million, compared to a loss of $1 million in the year-ago period.
•Ending cash, cash equivalents, and marketable securities were $403 million as of September 30, 2025.

"We saw steady execution and progress in Q3, delivering our highest-ever quarterly revenue," said Nextdoor CEO Nirav Tolia. "Our financial and operational discipline continue to drive growth and expand non-GAAP profitability, and we remain on track to reach full-year Adjusted EBITDA breakeven in 2026. Self-serve remains our growth engine, representing nearly 60% of our Q3 revenue, as advertisers continue to benefit from performance improvements unlocked by our Nextdoor Ads Platform. With the new Nextdoor live in market, we continue to test and optimize for stronger engagement, improved monetization, and a reenergized user base over the long-term."

Nextdoor also announced the appointment of Indrajit Ponnambalam as Chief Financial Officer, effective December 1, 2025. Ponnambalam brings over 20 years of financial leadership experience across high-growth technology, media, and consumer platforms. Most recently, he served as Chief Financial Officer at Premion, an industry-leading connected TV advertising platform. He previously spent five years at Match Group in senior finance leadership roles, and has held finance roles at Time Warner Cable and AOL.

For more detailed information on our operating and financial results for the third quarter ended September 30, 2025, as well as our outlook for Q4 and fiscal year 2025, please reference our Investor Update posted to our Investor Relations website located at investors.nextdoor.com.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Revenue	$68,898	$65,610	$188,167	$182,048
Loss from operations	$(17,229)	$(20,777)	$(64,518)	$(104,542)
Net loss	$(12,857)	$(14,898)	$(50,171)	$(85,940)
Adjusted EBITDA(1)	$4,385	$(1,317)	$(7,020)	$(21,311)
(1) The following is a reconciliation of net loss, the most comparable GAAP measure, to adjusted EBITDA for the periods presented above:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Net loss	$(12,857)	$(14,898)	$(50,171)	$(85,940)
Depreciation and amortization	475	777	1,533	3,307
Stock-based compensation	16,600	18,440	50,798	54,181
Interest income	(4,624)	(5,804)	(14,380)	(19,059)
Provision for income taxes	131	168	540	683
Restructuring charges	4,660	—	4,660	25,517
Adjusted EBITDA	$4,385	$(1,317)	$(7,020)	$(21,311)

Net loss % Margin	(19)%	(23)%	(27)%	(47)%
Adjusted EBITDA % Margin	6%	(2)%	(4)%	(12)%

Nextdoor will host a conference call at 2:00 p.m. PT/5:00 p.m. ET today to discuss these results and outlook. A live webcast of our third quarter 2025 earnings release call will be available in the Events & Presentations section of Nextdoor’s Investor Relations website located at investors.nextdoor.com. After the live event, the audio recording for the webcast can be accessed on the same website for approximately one year.

Nextdoor uses its Investor Relations website (investors.nextdoor.com), its X handle (x.com/Nextdoor), its LinkedIn Home Page (linkedin.com/company/nextdoor-com), and Nirav Tolia’s LinkedIn posts (www.linkedin.com/in/niravtolia/) and X posts (x.com/niravtolia) as a means of disseminating or providing notification of, among other things, news or announcements regarding its business or financial performance, investor events, press releases, and earnings releases, and as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.
Non-GAAP Financial Measures

We have not reconciled our adjusted EBITDA and adjusted EBITDA margin outlook to GAAP net loss or GAAP net loss margin because certain items that impact GAAP net loss and GAAP net loss margin are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2025 will have a significant

Exhibit 99.2
impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA outlook to net loss and adjusted EBITDA margin to GAAP net loss margin is not available without unreasonable efforts.

To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present certain non-GAAP financial measures, such as adjusted EBITDA and adjusted EBITDA margin, in this press release. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

We use non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. Non-GAAP financial measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company's operating performance. We exclude the following items from one or more of our non-GAAP financial measures: stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions), depreciation and amortization (non-cash expense), interest income, provision for income taxes, and, if applicable, restructuring charges or acquisition-related costs.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) stock-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and our non-GAAP measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (c) tax payments that may represent a reduction in cash available to us. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

About Nextdoor

Nextdoor is the essential neighborhood network for over 100 million verified neighbors, offering trusted local news, real-time safety alerts, neighbor recommendations, for sale and free listings, and events. Nextdoor connects neighbors to the people, places, and information that matter most in their local communities. In addition, businesses, news publishers, and public agencies use Nextdoor to share important information and engage with neighbors at scale. Download the app or join the neighborhood at nextdoor.com. For more information and media assets, visit nextdoor.com/newsroom.

Safe Harbor Statement

This press release contains forward-looking statements regarding our future business expectations, including statements regarding projected financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, as more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the Securities and Exchange Commission (“SEC”) on November 5, 2025, and our other SEC filings, which are available on the Investor Relations page of our website at investors.nextdoor.com and on the SEC’s website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on the forward-looking statements in this press release.

Contacts
Investor Relations:
John T. Williams
jwilliams@nextdoor.com
ir@nextdoor.com
or visit investors.nextdoor.com

Media Relations:

Kelsey Grady
press@nextdoor.com